Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT



UBS Managed Futures (Aspect) LLC
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State of Organization:  Delaware

Name(s) Under Which Doing Business:  UBS Managed Futures (Aspect) LLC